UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(i)          On September 22, 2006, the Company entered into a Senior Executive Employment Agreement with Peter D. Brown in connection with his election, effective September 12, 2006, to the position of Senior Vice President, Chief Information Officer and Investor Relations of Foot Locker, Inc. (the “Company”). The initial term of the agreement ends on December 31, 2006, subject to automatic renewal for additional one-year periods unless notice of non-renewal is provided by the Company. This agreement supersedes the executive employment agreement with Mr. Brown dated April 11, 2001. The form of senior executive employment agreement is substantially similar to the form of agreement entered into with the other senior vice presidents of the Company that is attached as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended January 29, 2000 filed on April 21, 2000 (the “1999 Form 10-K”). Under the senior executive employment agreement, if the Company terminates Mr. Brown’s employment for reasons other than Cause during the term or does not renew the term of the agreement, Mr. Brown would be entitled to receive a severance benefit equal to two weeks’ salary plus 1/26 of his annual bonus at target multiplied by his years of service, with a minimum severance benefit of 52 weeks’ salary. If Mr. Brown’s employment is terminated by him for Good Reason or by the Company without Cause within 24 months following a Change in Control, he would be entitled to a severance benefit calculated using the formula stated in the preceding sentence, except that his minimum severance benefit would be 104 weeks’ salary plus two times his annual bonus at target.

(ii)        On September 22, 2006, the Company entered into an Executive Employment Agreement with John A. Maurer in connection with his election, effective September 12, 2006, to the position of Vice President and Treasurer of the Company. The initial term of the agreement ends on December 31, 2006, subject to automatic renewal for additional one-year periods unless notice of non-renewal is provided by the Company. The form of executive employment agreement is substantially similar to the form of agreement entered into with the other vice presidents of the Company that is attached as Exhibit 10.24 to the Company’s 1999 Form 10-K. Under the executive employment agreement, if the Company terminates Mr. Maurer’s employment for reasons other than Cause during the term or does not renew the term of the agreement, Mr. Maurer would be entitled to receive a severance benefit equal to the sum of two weeks' salary plus 1/26 of his annual bonus at target multiplied by his years of service, with a minimum severance benefit of 39 weeks' salary. If Mr. Maurer’s employment is terminated by him for Good Reason or by the Company without Cause within 24 months following a Change in Control, he would be entitled to a severance benefit calculated using the formula stated in the preceding sentence, except that his minimum severance benefit would be 52 weeks’ salary plus his annual bonus at target.

The Company also entered into an Indemnification Agreement on September 22, 2006 with Mr. Maurer in the form entered into with the other corporate officers that is attached as Exhibit 10(g) to the 8-B Registration Statement filed on August 7, 1989, with amendment filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended May 5, 2001 filed on June 13, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: September 27, 2006	By:	/s/ Gary M. Bahler
Senior Vice President ,General Counsel and Secretary